Exhibit 99.1

Olo Announces Fourth-Quarter and Full-Year 2022 Financial Results
Full-Year 2022 Revenue of $185.4 million, up 24% Year-over-Year
Fourth-Quarter Revenue of $49.8 million, up 25% Year-over-Year Driven by Continued Module Adoption and Active Location Growth
New York, New York - February 22, 2023 - Olo Inc. (NYSE:OLO), a leading open SaaS platform for restaurants, today announced financial results for the fourth-quarter and full-year ended December 31, 2022.

“In 2022, Olo increasingly became the platform that restaurant brands rely on to make their digital priorities a reality.” said Noah Glass, Olo’s Founder and CEO. “Now, more than ever, restaurants recognize the need to invest in technology as a means to better serve their guests and operate their businesses more effectively. Our hard work in 2022, our network of brands, partners, and guests, and our comprehensive product suite all enable Olo to meet the needs of our customers, and we believe have set the table for great things to come in 2023 and beyond,” continued Mr. Glass.

“We have always been focused on balanced growth and efficient investment in the business. We believe this has served the business well over time and it is how we are approaching 2023. Our investment plan this year takes into account the rising cost of capital and the macro environment, which is reflected in the operating expense leverage we expect to gain in 2023,” said Peter Benevides, Olo’s CFO.
Fourth-Quarter Financial and Other Highlights
•Total revenue increased 25% year-over-year to $49.8 million.
•Gross profit increased 10% year-over-year to $34.5 million, and was 69% of total revenue.
•Non-GAAP gross profit increased 14% year-over-year to $37.3 million, and was 75% of total revenue.
•Operating loss was $10.9 million.
•Non-GAAP operating income was $3.1 million.
•Net loss was $8.2 million or $(0.05) per share, compared to net loss of $2.1 million or $(0.01) per share a year ago.
•Non-GAAP net income was $5.6 million or $0.03 per diluted share, compared to non-GAAP net income of $5.1 million or $0.03 per diluted share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $451.2 million as of December 31, 2022.
•Total shares repurchased were approximately 2.7 million for approximately $20.1 million.
•Average revenue per unit (ARPU) increased 13% year-over-year to approximately $571.
•Ending active locations increased 10% year-over-year to approximately 87,000.
•Dollar-based net revenue retention (NRR) was approximately 108%.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Fourth-Quarter and Recent Business Highlights
•Olo expanded relationships with existing customers, including TGI Fridays and Virtual Dining Concepts deploying Olo Pay. TGI Fridays, a casual dining restaurant with more than 300 locations, deployed Olo Pay to improve guest satisfaction and online ordering outcomes, such as increased basket conversion and decreased fraud rates. Virtual Dining Concepts, the parent of MrBeast Burger and other delivery-only brands, also adopted Olo Pay at all of their virtual brands, which include more than 3,000 virtual restaurants in more than 2,000 restaurants.
•Olo added new customers such as Captain D’s, a fast-casual enterprise seafood restaurant with more than 550 locations, to the platform. Captain D’s deployed Olo’s Ordering, Dispatch, Rails, Network, and Olo Pay modules.
•Olo continued to service and expand the presence of virtual brands on the platform, including Tender Shack, a Bloomin’ Brands virtual brand with more than 800 locations, and LankyBox Kitchen, a family-focused virtual brand launched by Virtual Dining Concepts, available at more than 450 Chuck E. Cheese locations. Virtual brands have become an important part of restaurant kitchens, allowing Olo customers to leverage their operations to maximize revenue per square foot.
•Olo showcased the extensibility of the platform through expanding into grocery stores. Kroger, an American retail company that operates supermarkets and multi-department stores throughout the United States, deployed Olo’s Rails module, bringing sushi and floral delivery to customers nationwide. Multi-unit grocery stores represent an emerging vertical for Olo, expanding Olo’s total addressable location count by almost 30,000 locations, representing almost $37 billion in annual food service sales.
•Olo implemented product enhancements to better serve its customers, many of which will be showcased in Olo’s 2022 Winter Product Release event. New features such as expanded Borderless functionality for all Olo Pay customers, enhanced QR code ordering, expanded geolocation partner notification, amongst others may be viewed at olo.com/quarterly-release. These new key innovations are designed to address operational challenges and improve the guest experience at scale.
•Olo’s Executive Vice President of Technology, Priya Thinagar, was honored by Insider as a Restaurant Power Player, as Priya and her team have been key in expanding Olo’s platform, fostering innovation, and scaling new products, such as Olo Pay. Additionally, Olo earned Best Customer Data Platform from Digiday, in recognition of the Olo platform’s ability to deliver personalized marketing messages, better customer experience across channels — in-restaurant and digital — and better understand customer preferences.

Financial Outlook
As of February 22, 2023, Olo is issuing the following outlook for the first-quarter of 2023 and fiscal-year 2023:
For the first-quarter of 2023, Olo expects to report:
•Revenue in the range of $50.5 million to $51.0 million; and
•Non-GAAP operating income in the range of $0.6 million to $1.0 million.

For the fiscal-year 2023, Olo expects to report:
•Revenue in the range of $213.0 million to $215.0 million; and
•Non-GAAP operating income in the range of $11.4 million to $13.0 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. We assume no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

Webcast and Conference Call Information
Olo will host a conference call today, February 22, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s Twitter account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo Inc. (NYSE: OLO) is a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their digital ordering and delivery programs, do more with less, and make every guest feel like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions (non-cash expense), intangible and internal-use software amortization (non-cash expense), change in fair value of warrants, other non-cash charges, certain severance costs, costs and an impairment charge associated with the sublease of our corporate headquarters, transaction costs incurred within one year of the related acquisition, and related income tax impacts.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods. For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more modules in a given quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers and thereby drive revenue, as well as provides a base to expand usage of our modules.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the first-quarter of 2023 and the full-year 2023, our future performance and growth and market opportunities, including new products and continued module adoption, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, our aspirations with respect to ESG initiatives, and expectations regarding the impact of macroeconomic conditions and the ongoing COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the business of our customers and economic conditions, including inflation, labor dynamics, increasing interest rates, and any reductions in guest spending on dining due to the general economic climate; our focus on the long-term and our investments in sustainable, profitable growth; our ability to acquire new customers, have existing customers adopt additional modules, and successfully retain existing customers; impact of competitors, price competition or the ability of our customers to replace some of our products with their own internal platforms; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; changes in the amount and mix of transactions facilitated through our platform; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; the ongoing COVID-19 pandemic, including the emergence of any new variants; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior particularly as COVID-19 associated restrictions continue to abate. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward looking statements are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 that will be filed following this earnings release, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of December 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$350,073	$514,445
Short-term investments	98,699	—
Accounts receivable, net	48,128	42,319
Contract assets	336	568
Deferred contract costs	2,851	2,567
Prepaid expenses and other current assets	11,687	5,718
Total current assets	511,774	565,617
Property and equipment, net	11,700	3,304
Intangible assets, net	21,698	19,635
Goodwill	207,781	162,956
Contract assets, noncurrent	241	387
Deferred contract costs, noncurrent	4,171	3,616
Operating lease right-of-use assets	15,581	—
Long-term investments	2,430	—
Other assets, noncurrent	186	361
Total assets	$775,562	$755,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,259	$2,184
Accrued expenses and other current liabilities	52,411	45,395
Unearned revenue	2,527	1,190
Operating lease liabilities, current	3,220	—
Total current liabilities	60,417	48,769
Unearned revenue, noncurrent	661	3,014
Operating lease liabilities, noncurrent	16,827	—
Other liabilities, noncurrent	41	2,343
Total liabilities	77,946	54,126
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at December 31, 2022 and December 31, 2021; 105,053,030 and 78,550,530 shares issued and outstanding at December 31, 2022 and 2021, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at December 31, 2022 and 2021, respectively; 57,391,687 and 79,149,659 shares issued and outstanding at December 31, 2022 and 2021, respectively.	162	158
Preferred stock, $0.001 par value; 20,000,000 shares authorized at December 31, 2022 and 2021.	—	—
Additional paid-in capital	855,249	813,166
Accumulated deficit	(157,542)	(111,574)
Accumulated other comprehensive loss	(253)	—
Total stockholders’ equity	697,616	701,750
Total liabilities and stockholders’ equity	$775,562	$755,876

OLO INC.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Platform	$48,932	$38,913	$181,293	$144,446
Professional services and other	849	1,046	4,111	4,922
Total revenue	49,781	39,959	185,404	149,368
Cost of revenue:
Platform	14,103	7,153	51,796	25,572
Professional services and other	1,172	1,300	5,715	5,258
Total cost of revenue	15,275	8,453	57,511	30,830
Gross profit	34,506	31,506	127,893	118,538
Operating expenses:
Research and development	19,768	16,046	72,927	58,918
General and administrative	16,944	16,591	73,034	69,625
Sales and marketing	8,706	5,706	33,596	17,971
Total operating expenses	45,418	38,343	179,557	146,514
Loss from operations	(10,912)	(6,837)	(51,664)	(27,976)
Other income (expenses), net:
Interest income	2,482	—	4,592	—
Interest expense	(69)	—	(185)	—
Other income, net	1	100	7	77
Change in fair value of warrant liability	—	—	—	(18,930)
Total other income (expenses), net	2,414	100	4,414	(18,853)
Loss before taxes	(8,498)	(6,737)	(47,250)	(46,829)
Benefit for income taxes	(272)	(4,666)	(1,282)	(4,556)
Net loss	$(8,226)	$(2,071)	$(45,968)	$(42,273)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(14)
Net loss attributable to Class A and Class B common stockholders	$(8,226)	$(2,071)	$(45,968)	$(42,287)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.05)	$(0.01)	$(0.28)	$(0.34)
Diluted	$(0.05)	$(0.01)	$(0.28)	$(0.34)
Weighted-average Class A and Class B common shares outstanding:
Basic	163,207,461	154,590,978	161,303,397	123,822,838
Diluted	163,207,461	154,590,978	161,303,397	123,822,838

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31, 2022	Year Ended December 31, 2021
Operating activities
Net loss	$(45,968)	$(42,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,020	1,615
Stock-based compensation	46,024	32,727
Charitable donation of Class A common stock	1,406	13,107
Provision for expected credit losses	283	364
Change in fair value of warrants	—	18,930
Non-cash lease expense	2,388	—
Deferred income tax benefit	(1,519)	(4,896)
Non-cash impairment charges	2,806	—
Other non-cash operating activities, net	(1,135)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,642)	3,734
Contract assets	377	(96)
Prepaid expenses and other current assets	(5,191)	(2,837)
Deferred contract costs	(839)	(1,007)
Accounts payable	(130)	(6,820)
Accrued expenses and other current liabilities	7,308	1,603
Operating lease liabilities	(2,535)	—
Unearned revenue	(1,243)	2,259
Other liabilities, noncurrent	(66)	(157)
Net cash provided by operating activities	2,344	16,253
Investing activities
Purchases of property and equipment	(517)	(393)
Capitalized internal-use software	(8,480)	(1,452)
Acquisitions, net of cash acquired	(49,241)	(75,227)
Purchases of investments	(151,723)	—
Sales and maturities of investments	51,478	—
Net cash used in investing activities	(158,483)	(77,072)
Financing activities
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	—	485,541
Cash received for employee payroll tax withholdings	9,094	46,956
Cash paid for employee payroll tax withholdings	(9,094)	(46,956)
Proceeds from exercise of warrants	—	392
Payment of deferred finance costs	—	(136)
Payment of deferred offering costs	(423)	(4,124)
Proceeds from exercise of stock options and purchases under the employee stock purchase plan	12,244	17,835
Repurchase of common stock	(20,054)	—
Net cash (used in) provided by financing activities	(8,233)	499,508
Net (decrease) increase in cash and cash equivalents	(164,372)	438,689
Cash and cash equivalents, beginning of year	514,445	75,756
Cash and cash equivalents, end of year	$350,073	$514,445

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$34,829	$31,760	$129,497	$118,874
Plus: Stock-based compensation expense and related payroll tax expense (1)	1,197	764	5,583	2,706
Plus: Capitalized internal-use software and intangible amortization	1,226	166	3,954	579
Plus: Severance costs	160	—	177	—
Plus: Transaction costs	—	9	—	9
Platform gross profit, non-GAAP	37,412	32,699	139,211	122,168
Services gross profit, GAAP	(323)	(254)	(1,604)	(336)
Plus: Stock-based compensation expense and related payroll tax expense (1)	67	112	685	474
Plus: Severance costs	140	—	176	—
Plus: Transaction costs	—	45	—	45
Services gross profit, Non-GAAP	(116)	(97)	(743)	183
Total gross profit, GAAP	34,506	31,506	127,893	118,538
Total gross profit, non-GAAP	37,296	32,602	138,468	122,351
Platform gross margin, GAAP	71%	82%	71%	82%
Platform gross margin, non-GAAP	76%	84%	77%	85%
Services gross margin, GAAP	(38)%	(24)%	(39)%	(7)%
Services gross margin, non-GAAP	(14)%	(9)%	(18)%	4%
Total gross margin, GAAP	69%	79%	69%	79%
Total gross margin, non-GAAP	75%	82%	75%	82%
Sales and marketing reconciliation:
Sales and marketing, GAAP	8,706	5,706	33,596	17,971
Less: Stock-based compensation expense and related payroll tax expense (1)	1,235	715	5,625	2,151
Less: Intangible amortization	341	—	1,338	—
Less: Severance costs	204	—	316	—
Less: Transaction costs	—	433	79	433
Sales and marketing, non-GAAP	6,926	4,558	26,238	15,387
Sales and marketing as % total revenue, GAAP	17%	14%	18%	12%
Sales and marketing as % total revenue, non-GAAP	14%	11%	14%	10%
Research and development reconciliation:
Research and development, GAAP	19,768	16,046	72,927	58,918
Less: Stock-based compensation expense and related payroll tax expense (1)	3,704	2,782	14,318	11,677
Less: Non-cash capitalized software impairment	—	—	475	—
Less: Severance costs	260	—	332	—
Less: Transaction costs	—	425	—	425
Research and development, non-GAAP	15,804	12,839	57,802	46,816
Research and development as % total revenue, GAAP	40%	40%	39%	39%
Research and development as % total revenue, non-GAAP	32%	32%	31%	31%
General and administrative reconciliation:
General and administrative, GAAP	16,944	16,591	73,034	69,625
Less: Stock-based compensation expense and related payroll tax expense (1)	4,838	5,011	20,654	17,261
Less: Charitable donation of Class A common stock	—	—	1,406	13,107
Less: Costs and impairment charge associated with sublease of corporate headquarters	—	—	3,272	—
Less: Intangible amortization	41	—	154	—
Less: Severance costs	417	—	1,358	—
Less: Transaction costs	133	1,579	1,521	1,922
General and administrative, non-GAAP	11,515	10,001	44,669	37,335
General and administrative as % total revenue, GAAP	34%	42%	39%	47%
General and administrative as % total revenue, non-GAAP	23%	25%	24%	25%

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Operating loss reconciliation:
Operating loss, GAAP	$(10,912)	$(6,837)	$(51,664)	$(27,976)
Plus: Stock-based compensation expense and related payroll tax expense (1)	11,041	9,384	46,865	34,269
Plus: Charitable donation of Class A common stock	—	—	1,406	13,107
Plus: Costs and impairment charge associated with sublease of corporate headquarters	—	—	3,272	—
Plus: Non-cash capitalized software impairment	—	—	475	—
Plus: Capitalized internal-use software and intangible amortization	1,608	166	5,446	579
Plus: Severance costs	1,181	—	2,359	—
Plus: Transaction costs	133	2,491	1,600	2,834
Operating income, non-GAAP	3,051	5,204	9,759	22,813
Operating margin, GAAP	(22)%	(17)%	(28)%	(19)%
Operating margin, non-GAAP	6%	13%	5%	15%
Net loss reconciliation:
Net loss, GAAP	(8,226)	(2,071)	(45,968)	(42,273)
Plus: Stock-based compensation expense and related payroll tax expense (1)	11,041	9,384	46,865	34,269
Plus: Charitable donation of Class A common stock	—	—	1,406	13,107
Plus: Costs and impairment charge associated with sublease of corporate headquarters	—	—	3,272	—
Plus: Non-cash capitalized software impairment	—	—	475	—
Plus: Capitalized internal-use software and intangible amortization	1,608	166	5,446	579
Plus: Change in fair value of warrant liability	—	—	—	18,930
Plus: Severance costs	1,181	—	2,359	—
Plus: Transaction costs	133	2,491	1,600	2,834
Less: Transaction-related deferred income tax benefit	(98)	(4,896)	(1,519)	(4,896)
Net income, non-GAAP	5,639	5,074	13,936	22,550
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.05)	$(0.01)	$(0.28)	$(0.34)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	163,207,461	154,590,978	161,303,397	123,822,838
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.03	$0.03	$0.08	$0.12
Fully diluted Class A and Class B common shares outstanding, non-GAAP	179,975,869	185,476,922	182,950,753	180,589,207

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(54)	$(9,956)	$2,344	$16,253
Purchase of property and equipment	(63)	(69)	(517)	(393)
Capitalization of internally developed software	(1,483)	(581)	(8,480)	(1,452)
Non-GAAP free cash flow	$(1,600)	$(10,606)	$(6,653)	$14,408